UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2008
CAPITAL CORP OF THE WEST
(Exact Name of Company as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-27384 (Commission File Number)	77-0147763 (IRS Employer Identification No.)
550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)
(209) 725-2200
(Company’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On July 1, 2008, Capital Corp of the West reconvened its adjourned annual meeting of shareholders to complete the voting on the proposal to amend its stock incentive plan through adoption of the Amended and Restated 2002 Stock Plan.
Shareholders re-elected the four current members to the Board of Directors whose terms were expiring this year to serve three-year terms until the Company’s 2011 annual meeting and until their successors have been elected and qualified. Also, shareholders ratified the appointment of Perry-Smith, LLP as independent auditors of the Company for 2008 but rejected the Amended and Restated 2002 Stock Plan.
The number of shares represented in person or by proxy and constituting a quorum was 8,857,282, or approximately 82% of the shares outstanding. The results of the shareholder voting were as follows:
Proposal 1. Election of Directors.

Nominee	For	Withhold
David X. Bonnar	5,597,282	3,260,000
Donald T. Briggs Jr.	6,360,775	2,496,507
Curtis R. Grant	5,591,632	3,265,650
G. Michael Graves	5,666,350	3,190,932
Proposal 2. Approve the Capital Corp of the West Amended and Restated 2002 Stock Plan

For	Against	Abstain	Non-votes
2,878,305	3,726,244	169,481	2,083,252
Proposal 3. Ratify the selection of Perry-Smith, LLP, independent certified public accountants, to serve as the Company’s auditors for the fiscal year ending December 31, 2008.

For	Against	Abstain	Non-votes
8,674,775	171,086	11,421	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
(Company)
Dated: July 2, 2008	By:	/s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer